UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : October 20, 2006 (October 19, 2006)
Encysive Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas		77081
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Common Stock Purchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
     On October 19, 2006, Encysive Pharmaceuticals Inc. (the “Company”) entered into what is sometimes termed an equity line of credit arrangement with Azimuth Opportunity Ltd. (“Azimuth”). Specifically, the Company entered into a Common Stock Purchase Agreement with Azimuth (the “Purchase Agreement”), which provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase up to $75,000,000 of the Company’s common stock, or the number of shares that is one less than twenty percent (20%) of the issued and outstanding shares of the Company’s common stock as of October 19, 2006, whichever occurs first, over the 18-month term of the Purchase Agreement. From time to time over the term of the Purchase Agreement, and at the Company’s sole discretion, the Company may present Azimuth with draw down notices constituting offers to purchase the Company’s common stock over ten consecutive trading days or such other period mutually agreed upon by the Company and Azimuth. The Company is able to present Azimuth with up to 24 draw down notices during the term of the Purchase Agreement, with a minimum of five trading days required between each draw down period, unless otherwise mutually agreed upon by the Company and Azimuth. Only one draw down is allowed in each draw down pricing period, unless otherwise mutually agreed upon by the Company and Azimuth. Each draw down is limited in size, unless otherwise mutually agreed upon by the Company and Azimuth, to the lesser of (i) 2.5% of the Company’s market capitalization as defined in the Purchase Agreement or (ii) a fixed amount ranging from $6,000,000 to $29,500,000 based on the Company’s stock price.
     Once presented with a draw down notice, Azimuth is required to purchase a pro rata portion of the shares on each trading day during the trading period on which the daily volume weighted average price for the Company’s common stock exceeds a threshold price determined by the Company for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of the Company’s common stock on each date during the draw down period on which shares are purchased, less a discount ranging from 2.875% to 5.875%, based on the Company’s stock price. If the daily volume weighted average price of the Company’s common stock falls below the threshold price on any trading day during a draw down period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro-rata portion of shares of common stock allocated to that day. However, at its election, Azimuth may buy the pro-rata portion of shares allocated to that day at the threshold price less the discount described above.
     The Purchase Agreement also provides that from time to time and at the Company’s sole discretion the Company may grant Azimuth the right to exercise one or more options to purchase additional shares of the Company’s common stock during each draw down pricing period for an amount of shares specified by the Company. Upon Azimuth’s exercise of the option, the Company would sell to Azimuth the shares of the Company’s common stock subject to the option at a price equal to the greater of the daily volume weighted average price of the Company’s common stock on the day Azimuth notifies the Company of its election to exercise its option or the threshold price for the option determined by the Company, less a discount calculated in the same manner as in the draw down notices.
     In addition to our issuance of shares of common stock to Azimuth pursuant to the Purchase Agreement, our Registration Statement on Form S-3 (File No. 333-116193) (the “Registration Statement”) also covers the sale of those shares from time to time by Azimuth to the public. Azimuth is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).
     Azimuth has informed us that, unless it notifies the Company that it will use a different broker-dealer and the Company has filed a prospectus supplement to the Registration Statement, Azimuth will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from the Company pursuant to the Purchase Agreement. Such sales will be made on the Nasdaq Global Market at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Azimuth has informed the Company that each such broker-dealer will receive commissions from Azimuth that will not exceed customary brokerage commissions. Azimuth also will pay other expenses associated with the sale of the common stock it acquires pursuant to the Purchase Agreement.
     The shares of common stock may be sold in one or more of the following manners:
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.
     Azimuth has agreed that during the term of and for a period of ninety (90) days after the termination of the Purchase Agreement, neither Azimuth nor any of its affiliates will, directly or indirectly, sell any of the Company’s securities except the shares that Azimuth owns or has the right to purchase pursuant to the provisions of a draw down notice. Azimuth has agreed that during the periods listed above it will not enter into a short position with respect to shares of the Company’s common stock except that Azimuth may sell shares that it is obligated to purchase under a pending draw down notice but has not yet taken possession of so long as Azimuth covers any such sales with the shares purchased pursuant to such draw down notice, subject to certain exceptions. Azimuth has further agreed that during the periods listed above it will not grant any option to purchase or acquire any right to dispose or otherwise dispose for value of any shares of the Company’s common stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of the Company’s common stock, or enter into any swap, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Company’s common stock, except for the sales permitted by the prior two sentences.
     In addition, Azimuth and any unaffiliated broker-dealer will be subject to liability under the federal securities laws and must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by Azimuth or any unaffiliated broker-dealer. Under these rules and regulations, Azimuth and any unaffiliated broker-dealer:
•	may not engage in any stabilization activity in connection with the Company’s securities;

•	must furnish each broker which offers shares of the Company’s common stock covered by the prospectus that is a part of the Registration Statement with the number of copies of such prospectus and any prospectus supplement that are required by each broker; and

•	may not bid for or purchase any of the Company’s securities or attempt to induce any person to purchase any of the Company’s securities other than as permitted under the Exchange Act.
These restrictions may affect the marketability of the shares of the Company’s common stock by Azimuth and any unaffiliated broker-dealer.
     The Company has agreed to indemnify and hold harmless Azimuth, any unaffiliated broker-dealer and each person who controls Azimuth or any unaffiliated broker-dealer against certain liabilities, including liabilities under the Securities Act. The Company has agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement. The Company has also agreed to pay up to $12,500 per quarter during the term of the Purchase Agreement for reasonable fees and expenses incurred by Azimuth in connection with any amendments, modifications or waivers of the Purchase Agreement, and ongoing due diligence. Further, the Company has agreed that if the Company issues a draw down notice and fails to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, the Company will pay Azimuth liquidated damages in cash or restricted shares of the Company’s common stock, at the option of Azimuth.
     Azimuth has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities, including liabilities under the Securities Act, which may be based upon written information furnished by Azimuth to the Company for inclusion in a prospectus or prospectus supplement related to this transaction.
     Upon each sale of the Company’s common stock to Azimuth under the Purchase Agreement, the Company has also agreed to pay Reedland Capital Partners, an Institutional Division of the Financial West Group, member NASD/SIPC, a placement fee equal to one and one-eighth percent of the aggregate dollar amount of the Company’s common stock purchased by Azimuth. The Company has agreed to indemnify and hold harmless Reedland Capital Partners against certain liabilities, including liabilities under the Securities Act.
     The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
     A copy of the press release related to the Purchase Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties is the price at which shares may be sold from time to time under the financing arrangement, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward looking statements may prove to be incorrect. Therefore you should not rely on any such forward looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.
10.1	Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated October 19, 2006.

99.1	Press release, dated October 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC.
(Registrant)
Date: October 19, 2006
/s/ Paul S. Manierre

Paul S. Manierre Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Common Stock Purchase Agreement between the Company and Azimuth Opportunity Ltd. dated October 19, 2006.

99.1	Press release, dated October 19, 2006.